SECOND AMENDMENT TO FINANCING DOCUMENTS



    This Second Amendment to Financing Documents is executed as of the day of March, 1994, to be effective as of January 1, 1993, by and between ANIMAS VALLEY MALL ASSOCIATES, an Illinois general partnership ("Borrower" or "Mortgagor"), and CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation ("Lender" or "Mortgagee").

                        R E C I T A L S


A. Lender made a loan (the "Loan") to Borrower evidenced by that certain Promissory Noted dated as of December 29, 1983 and thereafter amended as hereinafter described (the "Note") from Borrower to Lender in the original principal amount of Twenty-seven Million Dollars
($27,000,000).

B. The Note is secured by (i) that certain Mortgage dated as of December 29, 1983 and recorded in Book 982, Page 576 in the Office of the County Clerk of San Juan County, New Mexico (the "San Juan County Records"), and thereafter amended as hereinafter described (the "Mortgage"), on certain real property of Borrower and improvements thereon (the "Property") located in San Juan County, New Mexico which Property is more particularly described in the Mortgage, (ii) that certain Assignment of Leases and Rents dated as of December 29, 1983 and thereafter amended as hereinafter described (the "Assignment of Leases") and recorded in Book 982, Page 577 in the San Juan County Records, (iii) that certain Security Assignment of Contracts, Guaranties and Warranties dated as of December 29, 1983 and thereafter amended as hereinafter described (the "Security Assignment") and recorded in Book 982, Page 578 in the San Juan County Records, (iv) that certain Security Agreement (General) (the"Security Agreement") dated as of December 29, 1983, between Borrower and Lender, as Secured Party, and (v) that certain letter agreement (the "Side Letter") dated December 29, 1983, pertaining to waiver of the tax and insurance escrow requirements of the Mortgage.

C. The Note, the Mortgage, the Assignment of Leases, the Security Assignment, the Security Agreement and the Side Letter were amended by that certain First Amendment to Financing Documents (the "First Amendment") dated as of April 22, 1992. In addition, Borrower and Lender entered into that certain Escrow and Security Agreement dated as of April 22, 1992 with LaSalle National Trust, N.A. Such instruments and agreements, as amended by the First Amendment, shall be hereinafter collectively referred to as the "Financing Documents". Capitalized terms shall have the meanings set forth in the Financing Documents, unless the contrary is expressly stated.

D. The Loan matured on January 1, 1994 and the parties now wish to amend the Financing Documents to extend the maturity thereof and to make certain other agreements as hereinafter set forth.

    NOW THEREFORE, in consideration of Lender's recision of its demand for payment in full of the Loan, to forbear from enforcing its right to foreclose the lien of the Mortgage and Lender's agreement to extend the maturity of the Loan, the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Lender acknowledges receipt of the sum of ONE HUNDRED THOUSAND AND NO/1000 DOLLARS ($100,000) and has applied the same to the Total Accrued Amount due under the Note.

2. The Note is hereby further amended by inserting the following immediately after subparagraph "g" which was added to the Note by the First Amendment:

    "a. "Revised Rate" shall mean eight percent (8%) per annum.

     b. "Revised Excess Cash Flow" shall mean Excess Cash Flow calculated by deducting interest on the Original Principal Balance at the Revised Rate instead of the Pay Rate.

     c. "Revised Incremental Cash Flow" shall mean Incremental Cash Flow calculated on the basis of Revised Excess Cash Flow instead of Excess Cash Flow."

3. The Note is hereby further amended by adding the following at the end of the language which was added by paragraph 1 of the First
Amendment:

        a. On March 1, 1995, the Original Principal Balance, together with all accrued and unpaid interest at the Revise Rate, shall be due and payable. The Total Accrued Amount ($2,097,577) shall be due and payable only to the extent set forth in the Mortgage.

        b. The Original Principal Balance shall bear interest at the Pay Rate for the period commencing January 1, 1994 and ending
January 31, 1994. A payment of interest only in the amount of $230,625 shall be due and payable on February 1, 1994.

        c. Commencing on February 1, 1994, and continuing thereafter until March 1, 1995, the Original Principal Balance shall bear interest at the Revised Rate. Payments in the amount of $180,000 shall be due and payable on each Monthly Payment Date commencing March 1, 1994.

        d. Commencing with the payment due on March 1, 1994, and continuing thereafter to and including February 1, 1995, Maker shall pay into the Cash Flow Escrow a sum equal to the amount of Revised
Incremental Cash Flow then due and owing."

    4. Article IV, Section Q, of the Mortgage is hereby amended by adding the following at the end thereof:

        "Notwithstanding the foregoing, the following transfers shall not require the approval of Mortgagee or constitute a default under the Financing Documents. JMB Income Properties, Ltd. - X ("JMB Income") or any member of the "JMB Group" (as hereinafter defined) may acquire all or any portion of the interest of Animas Holdings, Limited Partnership (or its successors or assigns) in Mortgagor. As used herein, "JMB Group" means (a) JMB Realty Corporation, a Delaware corporation ("JMB"),
(b) JMB Institutional Realty Corporation ("Institutional"), (c) an "affiliate" or subsidiary of JMB or Institutional, (d) JMB Realty Trust, a real estate investment trust ("Trust"), (e) a general or a limited partnership in which Mortgagor, Trust, JMB, Institutional or an affiliate or a subsidiary of JMB or Institutional is the manager, (g) JMB Group Trust, and Illinois common law trust, or (h) any trust or common fund in which JMB or Institutional or an affiliate of or subsidiary of JMB or Institutional is an advisor. As used herein an "affiliate" includes any corporation in which JMB Institutional or their respective shareholders, individually or collectively, own or control directly or indirectly , more than 50% of the common stock.

    Mortgagee acknowledges that Mortgagor intends to sell or refinance the Property prior to maturity of the Note. Mortgagor and Mortgagee agree that any such sale or refinance shall be subject to the following additional terms and conditions:

    (a) Any free and clear sale or refinance in which

        (i) the net proceeds (as described in clause (c) below) to Mortgagee are not less than $26,900,000, and

        (ii) the fees and expenses of sale or refinances are arms' length, reasonable and customary (in the reasonable opinion of Mortgagee, which approval shall not be unreasonably withheld),

        shall require no further approval of Mortgagee. Any other free and clear sale or refinance shall be subject to the prior approval of Mortgagee in its sole discretion.

        (b) Mortgagee will make available purchase money financing for a term of five (5) years at an interest rate equal to 250 basis points plus the then current rate of interest borne by 5-year U.S. Treasury obligations, provided that:

        (i) the purchaser is acceptable to Mortgagee in its sole discretion,

        (ii) the purchaser pays down the Note by not less than $4,050,000, and

        (iii) the sum of the paydown and the purchase money loan shall not exceed $27,000,000

    (c) Sales or refinance proceeds (which shall include the principal amount of any purchase money financing and principal paydown described in clause (b) preceding, and the amount of any funds held by the Escrow Holder under the Escrow Agreement) shall be distributed in the following order of priority:

        (i)    $26,900,000 to Mortgagee; then

        (ii)   $100,000 to Mortgagor; then

        (iii) Fifty per cent (50%) each to Mortgagor and Mortgagee until Mortgagee has recovered the sum of Two Million Ninety-Seven
Thousand Five Hundred Fifty-Seven Dollars ($2,097,557), representing the remaining Total Accrued Amount under the Note; then

        (iv)   Any remaining amount to Mortgagor."

5. Borrower and Lender hereby agree that in the event Borrower has not closed the sale or refinancing of the Property on the terms set forth in
Article IV, Section Q of the Mortgage prior to the maturity date of the Note, Borrower shall convey the Property to Lender in lieu of foreclosure. Contemporaneously herewith, (a) Borrower has deposited a Special Warranty Deed, Assignment of Leases and Bill of Sale (the "Deed"), and a Release, and (b) Lender has deposited a Covenant Not to Sue (collectively, the "Conveyance Documents"), in escrow with

         (the "Escrow Agent"). The Escrow Agent has been instructed to hold the Conveyance Documents until the earlier to occur of (x) sale or refinancing of the Property in accordance with the provisions hereof in which case the Conveyance Documents in escrow shall be returned to the appropriate party or destroyed in accordance with those certain Joint Escrow Instructions from Borrower and Lender to the Escrow Agent of even date herewith, or (y) unless paid off, the maturity of the Note in which case the Conveyance Documents shall be delivered and recorded, as appropriate.

    Borrower makes the following representations with respect to the execution and delivery of the Conveyance Documents as of the date hereof and as of the date the Escrow Holder is authorized to deliver the Conveyance Documents:

    (i) Borrower is a sophisticated real estate investor, knowledgeable with respect to shopping center properties.

    (ii)Borrower was represented by legal counsel and other professionals relating to financial, tax and other matters arising from the transactions contemplated herein.

    (iii)      Borrower acknowledges that the Loan matured on January
1, 1994 and that Lender's agreement to rescind its demand for payment in full, to forbear from enforcing its right to foreclose the lien of the Mortgage and to extend the maturity of the Loan are good and valuable consideration and confer a material benefit upon Borrower.

    (iv)Borrower acknowledges that the transactions contemplated herein affect commercial property and do not affect residential real property.

    (v) Borrower acknowledges and agrees that upon delivery to Lender in accordance with the terms hereof the Deed is an absolute conveyance and grant of title and not a security transaction, and is for fair and adequate consideration, including, but not limited to, execution and delivery by Lender of the Covenant Not to Sue.

    (vi)Borrower acknowledges that the deed and the Release are freely and fairly made, not in reliance on any representations, warranties or covenants of Lender or any employee or agent of Lender except as expressly provided in the Covenant Not to Sue; that the conveyance effected by the Deed constitutes a waiver of all cure rights with respect to the Loan and of any statutory right of redemption to which Borrower may have been entitled with respect to the Mortgage; and that fair and adequate consideration was given for such waiver.

    (vii) Borrower acknowledges that Lender is relying upon Borrower's agreement to convey its equity of redemption and will suffer a substantial detriment if Borrower attempts in the future to recharacterize the conveyance.

    6. All references in the Escrow Agreement and Security Agreement to "Incremental Cash Flow" shall be changed to "Revised Incremental Cash Flow."
      7. From and after the effective date of this Second Amendment, Whenever any of the Financing Documents refers to the debt evidenced by the Note, it shall be deemed to refer to the debt as described in this Second Amendment; and whenever any of the Financing Documents refers to the Note, Mortgage, Security Assignment, Security Agreement, Side Letter, Escrow Agreement, or any other Financing Document, it shall be deemed to refer to such Financing Document as amended hereby.

      8. Not withstanding any provisions of the Financing Documents to the contrary, including, without limitation, the provisions of the seventh paragraph of the Note, Article VIII, Section 0, of the Mortgage,
Section 14 of the Security Agreement, Section 11.D of the Assignment of Leases, and Section 9 of the Security Assignment (collectively, the "Exculpatory Provisions"), Mortgagor shall be personally liable to Lender if, and to the extent that, Mortgagor intentionally misappropriates for itself or its constituent partners any revenues from the Property (as defined in the Mortgage) or funds in the Cash Flow
Escrow or tax escrow account and knowingly fails to apply such revenues or funds as required under the provisions of this Second Amendment or otherwise for the benefit of the Property or to pay the Loan. However, Mortgagor's personal liability shall be limited to the amount of revenues or escrowed funds so intentionally misappropriated and the cost of collection, including reasonable attorney's fees, related to collection of such amounts by Lender. In addition, and notwithstanding anything to the contrary under the Financing Documents or this paragraph, no direct or indirect partner in JMB Income Properties, Ltd.
- - - - X. shall have any personal liability under the Financing Documents, the liability of such partners being limited to their respective interests in JMB Income Properties, Ltd. - X. Without limitation on the foregoing, neither the negative capital account of any constituent partner in Mortgagor, nor any obligation of any constituent partner in Mortgagor, nor any obligation of any constituent partner in Mortgagor to restore a negative capital account or to contribute capital to Mortgagor or to any other constituent partner of Mortgagor, shall at any time be deemed to be the property or an asset of Mortgagor or any such other constituent partner (and neither Lender nor any of its successors or assignees shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or the partner's obligation to restore or contribute). As used herein, a "constituent partner" in Mortgagor means a partner in Mortgagor or in any partnership that has a direct or indirect interest (through one or more partnerships) in Mortgagor.

      9. In all other respects, the Financing Documents, including, without limitation, the Exculpatory Provisions, shall remain unmodified and in full force and effect.

      10. If any one or more of the provisions hereof is invalid, illegal or unenforceable in any respect, the validity of the remaining provisions of will in no way be affected, prejudiced or disturbed.

      IN WITNESS WHEREOF, the parties have executed this Second
Amendment to Financing Documents as of the date first above written, to be effective as of January 1, 1994.

                                  CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                                  By:     CIGNA Investments, Inc.
                                          Its Authorized Agent

                                          By:

                                               Name:
                                               Its:


                                  ANIMAS VALLEY MALL ASSOCIATES

                                  By:     JMB Income Properties, Ltd. - X, its
                                          managing general partner

                                          By:  JMB Realty Corporation,
                                               Its General Partner

                                               By:  S/DOUGLAS J. WELKER
                                               Name:  Douglas J. Welker
                                               Title:  SVP

                                  By: Animas Holdings, Limited Partnership, a Missouri limited partnership, general partner

                                          By:  Farmington Associates, Inc.
                                               a Missouri corporation,
                                               general partner


                                               By:  S/FRED R. STUCKEY
                                                    Fred R. Stuckey,
                                                     President
STATE OF CONNECTICUT)
                  )
COUNTY OF HARTFORD)

      On this _____________ day of April, 1992, before me personally appeared _____________________________________ , to me personally known, who, being by me duly sworn, did say that he is _______________
_______________________________________________________________________
_________________ of CIGNA Investments, Inc., authorized agent in behalf of Connecticut General Life Insurance Company, and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its board of directors, and said ________________________
_______________________________________________________________________
_______ acknowledged said instrument to be the free act and deed of said corporation.




                                               Notary Public
                                     My Commission Expires:

STATE OF ILLINOIS)
              )
COUNTY OF COOK)

      On this ___________ day of April, 1992, before me appeared

_____________________________________________ , to me personally know, who, being by me duly sworn, did say that he is _____________________

______________________ of JMB Realty Corporation, which is general partner of JMB Income Properties, Ltd. - X, which is a general partner of Animas Valley Mall Associates, an Illinois general partnership, and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed an sealed in behalf of said corporation by authority of its board of directors, and said

___________________________________________________ acknowledged said instrument to be the free act and deed of said corporation.


                                     S/MARY J. TORRES

                                               Notary Public
                                     My Commission Expires:



      (Seal)

STATE OF ARKANSAS)
               )
COUNTY OF BENTON)

      On this eleventh day of April, 1992, before me appeared Fred R. Stuckey, to me personally known, who, being by me duly sworn, did say that he is president of Farmington Associated, Inc., a Missouri corporation which is a general partner of Animas Holdings, Limited Partnership, a Missouri limited partnership, which is a general partner of Animas Valley Mall Associates, an Illinois general partnership, and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its board of directors, and said Fred
R. Stuckey acknowledged said instrument to be the free act and deed of said corporation.


                                     S/DYANNE CARITHERS

                                          Notary Public
                                     My Commission Expires:  6/16/03



      (Seal)

COVENANT NOT TO SUE

      This Covenant Not to Sue ("Covenant") is made as of April 1, 1994, by and between ANIMAS VALLEY MALL ASSOCIATES ("Borrower"), and CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation ("Lender").

      Lender and Borrower have entered into that certain Second Amendment to Financing Documents (the "Second Amendment") dated as of April 1, 1994. The Second Amendment provides that this Covenant shall be held in escrow and delivered to Lender in the event Borrower has not closed a sale of the Property (as therein defined) prior to March 1, 1995, and upon the further conditions that simultaneously therewith (i) Borrower shall convey the Property to Lender in lieu of foreclosure,
(ii) Borrower shall execute and deliver a Release (as defined in the Second Amendment) to be effective as of the date of its delivery.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the purposes stated in the preceding paragraph, it is hereby agreed as follows:

      1. Lender, for itself and its predecessors, successors and assigns, hereby covenants and agrees that it shall not sue, commence, assert, bring or file, in any court or other tribunal, in any jurisdiction, any suit, action, litigation, complaint, counterclaim, cross-claim, cross-complaint, third-part complaint or other pleading setting forth any claim or cause of action, or otherwise seeking affirmative relief, against Borrower and each of its subsidiaries and affiliates and each of its/their respective past, present or future partners, stockholders, beneficiaries, directors, officers, employees, servants, attorneys, agents or representatives, or any or all executors, administrators, successors, personal representatives, heirs or assigns of any kin of the foregoing (collectively, the "Borrower Related Parties"), for any claims or causes of action of any kind or nature whatsoever, known or unknown, which Lender has, has had or may have against any or all of the Borrower Related Parties in any way arising from or connected with the Financing Documents (as defined in the Second Amendment) or the Property; provided, however, that this Covenant shall not apply to the covenants, agreements, representations and obligations of Borrower under the Second Amendment, any liability of any of the borrower Related Parties, if any, arising out of or connected with any other transactions or dealings between any of the Borrower Related Parties relating to any property other than the Property (as defined in the Second Amendment) and any Lender Related Parties or any obligations of Borrower to third parties arising out of Borrower's ownership of the Property prior to the Closing but asserted against Lender. The Covenant shall not affect any right of the Lender to realize on the collateral securing the Loans. Lender Related Parties shall mean Lender, any entity for which Lender is agent, and each of its subsidiaries and affiliates and each of its respective past, present or future partners, stockholders, beneficiaries, directors, officers, employees, servants, attorneys, agents or representatives or any or all executors, administrators, successors, personal representatives, heirs, or assigns of any kind of the foregoing.

      2. Lender, for and on behalf of itself and the Lender Related Parties, represents and warrants that it is the sole holder and owner of the Loan Documents and that they have not sold, assigned or transferred, to any person any claim or cause or action of any kind or nature whatsoever, known or unknown, which Lender has, has had or may have against any of the Borrower Related Parties in any way arising from or connected with the Loan Documents, or Project.

      3. Notwithstanding anything contained in this Covenant to the contrary, if in any insolvency, bankruptcy or reorganization proceedings, or other proceedings similar to the foregoing, which may be instituted in any state or federal court or other tribunal by or against Borrower, the Conveyance Documents, any of the other Financing Documents (as each is defined in the Second Amendment) or any other documents or instruments to be executed and delivered by Borrower pursuant to the terms of the Second Amendment are canceled, nullified or set aside by operation of law or by a final nonappealable decision of a state or federal court then this Covenant shall be void ab initio and of no further force and effect. In such event, Lender shall have any and all rights remedies, actions and defenses available under the Financing Documents, at law, in equity or by statute.

      4. Borrower, by its execution and delivery of this instrument, acknowledges (but does not warrant) that notwithstanding the covenants not to sue contained herein, the parties hereto intend that (i) the indebtedness evidenced by the Loan Documents shall continue in full force and effect (but without any recourse whatsoever to Borrower or any Borrower Related Party (after conveyance of the Project to Lender), and
(ii) the right, title and interest of Lender as the continuing holder of the aforementioned Loan Documents have not merged with Lender's title to and ownership of the property subject to said Loan Documents and nothing contained herein shall impair Lender's right at its option to foreclose on said Loan Documents, provided that Lender shall have recourse only through the mortgaged property and no deficiency or other judgement shall be entered against Borrower.

      5. Nothing in this instrument shall constitute a release or discharge by Lender of any surviving claim it may have under the Letter Agreement, or any other instrument or document executed pursuant thereto or in connection with the closing of the transaction contemplated thereby.

      6. Terms used in this Covenant but not specifically defined herein shall have the same meaning as terms defined in that certain Letter Agreement by and between Borrower and Lender dated March 15, 1994.

      IN WITNESS WHEREOF, this Covenant has been executed on the day and year first above written.

                            LENDER:      CONNECTICUT GENERAL LIFE
                                         INSURANCE COMPANY

                                         By:    CIGNA Investments, Inc.

                                            By:
                                            Name:
                                            Its:Vice President


                            BORROWER:    ANIMAS VALLEY MALL ASSOCIATES

                                         By:JMB Income Properties,
                                            Ltd. - X, its managing
                                            general partner

                                            By: JMB Realty Corporation,
                                                Its General Partner

                                                By:S/DOUGLAS J. WELKER
                                                   Name: Douglas J. Welker
                                                   Its:  Sr. Vice President

                                         By: Animas Holdings, Limited
                                             Partnership, a Missouri
                                             limited partnership, general
                                             partner

                                            By: Farmington Associates,
                                                Inc., a Missouri
                                                corporation, general
                                                partner

                                                By:S/FRED R. STUCKNEY
                                                   Fred R. Stuckney,
                                                   President

                            RELEASE

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, the undersigned, ANIMAS VALLEY MALL ASSOCIATES, an Illinois general partnership, ("Releasor"), for and on behalf of itself and each of its subsidiaries and affiliates and each of its/their respective past, present or future partners, stockholders, beneficiaries, directors, officers, employees, servants, attorneys, agents or representatives, or any or all executors, administrators, successors, personal representatives, heirs or assigns or any kind of the foregoing (collectively, the "Borrower Related Parties"), does hereby forever release, discharge and acquit CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation ("Lender"), and any entity for which Lender is agent, and each of its subsidiaries and affiliates and each of its respective past, present or future partners, stockholders beneficiaries, directors, officers, employees, servants, attorneys, agents or representatives or any or all executors, administrators, successors, personal representatives, heirs, or assigns of any kind of the foregoing (collectively, the "Lender Related Parties") of and from any and all claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or any relationship, acts, omissions, misfeasance, malfeasance, cause or causes of action, debts, sums of money, accounts, compensations, contracts, controversies, promises, damages, costs, losses and expenses, of every type, kind, nature, description or character, and irrespective of how, why, or by reason of what facts, whether heretofore, now existing or hereafter arising, or which could, might, or may be claimed to exist, of whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length, including without limitation, such claims and defenses as fraud, mistake, duress, usury and any other claim of so-called "lender liability" which in any way arise out of, are connected with or relate to the loan described with more particularity in that certain Letter Agreement dated as of March 15, 1994, by and between Releasor, as borrower, and Lender (the "Loan"), as well as any action or inaction of any person or entity released hereunder with respect to the Loan, and acknowledges that it has no defenses, offsets or counterclaims under the Loan Documents (as defined in the Letter Agreement) against Lender.

     RELEASOR SPECIFICALLY WAIVES ANY STATUTORY RIGHT OF REDEMPTION WHICH RELEASOR MAY HAVE WITH RESPECT THE MORTGAGE SECURING THE LOAN AND ACKNOWLEDGES FAIR AND ADEQUATE CONSIDERATION GIVEN BY LENDER FOR SUCH WAIVER.

     IT IS HEREBY FURTHER UNDERSTOOD AND AGREED that the acceptance of delivery of this Release by the parties released hereby shall not be deemed or construed as an admission of liability by any party released by the terms hereof, and each such party hereby expressly denies liability of any nature whatsoever arising from or related to the subject of the within Release.

                                         DATED: April 1, 1994

                                         RELEASOR:

                                         ANIMAS VALLEY MALL ASSOCIATES

                                         By:JMB Income Properties, Ltd. - X
                                            its managing general partner

                                            By:    JMB Realty Corporation,
                                                   its general partner

                                                By:S/DOUGLAS J. WELKER
                                                   Name:Douglas J. Welker
                                                   Title:Sr. Vice President

                                         By: Animas Holdings, Limited
                                            Partnership, a Missouri limited
                                            partnership, general partner

                                            By: Farmington Associates, Inc.
                                                a Missouri corporation,
                                                general partner

                                                By:S/FRED R. STUCKNEY
                                                   Fred R. Stuckney,
                                                   President
                NON-COMPULSORY INSURANCE NOTICE

     The undersigned hereby acknowledges it has been informed by Connecticut General Life Insurance Company, a Connecticut corporation, that under New Mexico law, it is not required, either as a condition precedent, concurrent or subsequent to the:

     (1)  Sale of any real or personal property to it; or

     (2) Financing of any purchase of real or personal property for it; or

     (3) Lending of any money to it upon the security of a mortgage on real or personal property; or

     (4)  Renewal or extension for it of any loan or mortgage; or

     (5)  Performance of any other act in connection therewith;

to negotiate any policy of insurance or renewal thereof, except automobile, credit life and accident, and personal property insurance, covering the property that has been pledged as security, through a particular insurance company, agent, solicitor or broker.

     The undersigned hereby acknowledges receipt of a true copy of this notice on the 1st day of April, 1994.

                                         ANIMAS MALL ASSOCIATES, an Illinois
                                         general partnership

                                         By: JMB Income Properties, Ltd. - X,
                                             its managing general partner

                                            By: JMB Realty Corporation.
                                                its general partner

                                                By:S/DOUGLAS J.WELKER
                                                   Name:Douglas J. Welker
                                                   Title:Sr. Vice President

                                         By:    Animas Holdings, Limited
                                                Partnership, a Missouri limited
                                                partnership, its general partner

                                            By: Farmington Associates,
                                                Inc., a Missouri
                                                corporation, its general
                                                partner

                                                By:S/FRED R. STUCKNEY
                                                   Fred R. Stuckney,
                                                   President



                   JOINT ESCROW INSTRUCTIONS

     THESE JOINT ESCROW INSTRUCTIONS are given by CONNECTICUT GENERAL LIFE INSURANCE COMPANY ("Connecticut") and ANIMAS VALLEY MALL ASSOCIATES ("Associates") to L. J. MELODY & COMPANY, ("Escrow Agent").

1. Connecticut and Associates hae caused to be delivered to Escrow Agent, and Escrow Agent acknowledges delivery of the following documents (the "Conveyance Documents"):

     (a) One (1) Special Warranty Deed, Assignment of Leases and Bill of Sale (the "Deed"), executed by Associates and in recordable form.

     (b)  Two (2) counterpart original Covenant Not to Sue (the
"covenant") executed by Connecticut and Associates.

     (c)  One (1) Release executed by Associates.

2. Escrow Agent agrees to hold the Conveyance Documents in trust, and to release and deliver them in accordance with the provisions hereof:

     (a) Upon receipt of a written statement certified by an officer of Connecticut to the effect that Associates has not sold or refinanced the Property within the timeperiod and, otherwise in accordance with the requirements of the Financing Documents, Escrow Agent shall

             (i)   record the Deed in the records of San Juan
County, New Mexico;

             (ii) deliver one (1) Covenant Not to Sue to each of Connecticut and Associates; and

             (iii) deliver the Release to Associates.

     (b) Upon receipt of a written statement certified by an officer of Connecticut to the effect that Associates has sold or refinanced the Property within the time periodand otherwise in accordance with the Financing Documents, Escrow Agent shall destroy the Conveyance Documents.

     (c) Escrow Agent shall be entitled to rely upon the aforesaid certified statements in executing this trust, and shall have no duty of further inquiry when presentedwith such a statement.

3. Escrow Agent shall have liability for actions undertaken in good faith in executing these joint escrow instructions. Connecticut and Associates agree to indemnify and save harmless Escrow Agent, its agents and employees, from and against any and all loss, damage or liability arising from the execution of these escrow instructions, except for loss, damage or liability arising from the negligence of Escrow Agent, its agents or employees.

4. If any one or more of the provisions hereof is invalid, illegal or unenforceable in any respect, the validity of the remaining provisions of will in no way be affected, prejudiced or disturbed.

5. The liability of Associates hereunder shall be limited to its interest in the property described in the Deed, and accordingly no partner in Associates, or any partner which is a partner in Associates, shall have any personal liability hereunder.

     IN WITNESS WHEREOF, the parties have executed the Joint Escrow Instructions as of _______________, 1994.

                                     CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                     By: CIGNA Investments, Inc.,
                                     Its Authorized Agent

                                     By:
                                         Name:
                                         Its:

                                     ANIMAS VALLEY MALL ASSOCIATES

                                     By: JMB Income Properties, Ltd. - X,
                                         its managing general partner

                                         By: JMB Realty Corporation, Its
                                            General Partner

                                     By: Animas Holdings, Limited Partnership,
                                         a Missouri limited partnership, general
                                         partner

                                         By: Farmington Associates, Inc., a
                                             Missouri limited partnership,
                                             general partner


                                         By: S/FRED R. STUCKEY
                                            Fred R. Stuckey
                                            President

                                         I.J. MELODY & COMPANY

                                         By:
                                            Name:
                                            Title:


                        MUTUAL RELEASE

     This Mutual Release is made as of ____________, 1994, by and between ANIMAS VALLEY MALL ASSOCIATES, an Illinois general partnership ("Borrower"), and CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a
Connecticut corporation ("Lender").

                        R E C I T A L S

A. Lender made a loan (the "Loan) to Borrower evidenced by that certain Promissory Note dated as of December 29, 1983 and thereafter amended as herinafter described (the "Note") from Borrower to Lender in the original principal amount of Twenty-seven Million Dollars
($27,000,000).

B. The Note is secured by (i) that certain Mortgage dated as of December 29, 1983 and recorded in Book 982, Page 576, in the Office of the County Clerk of San Juan County, New Mexico (the "San Juan County Records") and thereafter amended as hereinafter described (the "Mortgage"), on certain real property of Borrower and improvements thereon (the "Property") located in San Juan County, New Mexico which Property is more particularly described in the Mortgage, (ii) that certain Assignment of Leases and Rents dated as of December 29, 1983 and thereafter amended as hereinafter described (the "Assignment of Leases") and recorded in Book 982, Page 577 in the San Juan County Records, (iii) that certain Security Assignment of Contracts, Guaranties and Warranties dated as of December 29, 1983 and thereafter amended as hereinafter described (the "Security Assignment") and recorded in Book 982, Page 578 in the San Juan County Records, (iv) that certain Security Agreement (General) (the "Security Agreement") dated as of December 29, 1983, between Borrower and Lender, as Secured Party, and (v) that certain letter agreement (the "Side Letter") dated December 29, 1983, pertaining to waiver of the tax and insurance escrow requirements of the Mortgage.

C. The Note, the Mortgage, the Assignment of Leases, the Security Assignment, the Security Agreement and the Side Letter were amended by that certain First Amendment to Financing Documents (the "First Amendment") dated as of April 22, 1992. In addition, Borrower and Lender entered into that certain Escrow and Security Agreement dated as of April 22, 1992 with LaSalle National Trust, N.A. Such instruments and agreements, as amended by the First Amendment, shall be hereinafter collectively referred to as the "Financing Documents". Capitalized terms shall have the meanings set forth in the Financing Documents, unless the contrary is expressly stated.

D. By letter agreement dated March 15, 1994 (the Commitment"), Lender and Borrower agreed to extend the maturity of the Note and modify the Financing Documents in certain respects, and the parties are executing and delivering contemporaneously herewith a certain Second Amendment to Financing Documents (the "Second Amendment") and certain other documents, in order to effect the modifications required under the terms of the Commitment.

     NOW THEREFORE, in consideration of Lender's recision of its demand for payment in full of the Loan, to forbear from enforcing its right to foreclose the lien of the Mortgage and Lender's agreement to extend the maturity of the Loan, the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1. Borrower, for itself and its successors and assigns, hereby waives, and releases Lender from all claims, actions, suits, causes of action, counterclaims, and defenses (collectively, "Claims") that Borrower now has and that arise out of any state of facts that is actually known to Borrower and pertains to the Loan or to the Financing Documents, the Commitment, the Second Amendment, or any other documents executed pursuant to the Commitment (collectively, the "Documents") including, without limitation Claims related to Lender's actions in administering the Loan and negotiating the Commitment or any of the documents executed pursuant to the Commitment and Claims pertaining to lender liability.

     2. Lender, for itself and its successors and assigns, hereby waives, and release Borrower form, all existing monetary defaults under the Financing Documents, all existing nonmonetary defaults under the Documents that arise out of any state of facts that is actually known to Lender, and all rights, late charges, and default interest resulting from any of the foregoing.

     3. Notwithstanding the foregoing, the mutual waivers and releases set forth above shall not release or modify the terms and provisions of this Mutual Release, the Loan, or the Financing Documents, all such terms and provisions being hereby ratified and confirmed by Borrower and Lender, including, without limitation, the seventh paragraph of the Note, Article VIII, Section O, of the Mortgage, Section 14 of the Security Agreement, Section 11.D of the Assignment of Leases,
Section 9 of the Security Assignment, Section 6 of the First Amendment to Financing Documents and Section 21 of the Escrow and Security Agreement, to the extent that any or all of the above have been amended by the Second Amendment.

     4. This Mutual Release may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF this Mutual Release is executed and delivered as of the date first above written.

                            LENDER:

                            CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                 By:  CIGNA Investments, Inc.

                            By:
                                 Name:
                                 Its:

                            BORROWER:

                            By:  JMB Income Properties, Ltd. - X, its
                                 managing general partner

                                 By:  JMB Realty Corporation, Its General
                                      Partner

                                 By:
                                 Name:
                                 Title:

                            By:  Animas Holdings, Limited Partnership, a
                                 Missouri limited partnership, general
                                 partner

                                 By:  Farmington Associates, Inc. a Missouri
                                      corporation, general partner

                                      By:
April 8, 1994

LaSalle National Trust, N.A.
135 South LaSalle Street
Chicago, IL  60690
Attention:  Margaret M. Maddux

Re: Animas Valley Mall
    Escrow and Security Agreement

Ladies and Gentlemen:

Please find enclose a coy of an Escrow and Security Agreement whereby you act as escrow holder for the benefit of the undersigned. Also enclosed is a copy of a Second Amendment to Financing Documents by which the undersigned have agreed to amend the Escrow and Security Agreement will respect to the definition of "Incremental Cash Flow."

Please indicate your acknowledgement and acceptance of the amendment to the Escrow and Security Agreement by your signature below. Please direct any questions to Alan Innes, Esq. (203-726-6737). Thank you for your cooperation.

Respectfully,

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By: CIGNA Investments, Inc., Its Authorized
    Agent

    By:
        Name:
        Its:

ANIMAS VALLEY MALL ASSOCIATES

By: JMB Income Properties, Ltd. - X, its
    managing general partner

    By: JMB Realty Corporation, Its
        General Partner

        By:
             Name:
             Title:

        By:  Animas Holdings, Limited
             Partnership, a Missouri limited
             partnership, general partner

             By:
                 Fred R. Stuckey, Pres.
                 Animas Valley Mall
April 8, 1994
Page 2

LaSalle National Trust, N.A. hereby acknowledges and accepts the amendment to the Escrow and Security Agreement effected by the Second Amendment to Financing Documents, a copy of which is attached hereto.

    LASALLE NATIONAL TRUST, N.A.

    By:
       Name
       Title: